EXHIBIT 99.3

Description of Transactions in the Shares that were Effected during the Past 60 Days

Nature of Transaction	Purchaser	Date of Transaction	Amount of Securities	Price Per Share/Premium Per Option
Buy	Marcato II, LP	July 30, 2012	184	$30.66
Buy	Marcato, LP	July 30, 2012	138,116	$30.66
Sell	Marcato II, LP	August 1, 2012	19,148	$31.08
Sell	Marcato, LP	August 1, 2012	46,061	$31.08
Buy	Marcato International Master Fund, Ltd.	August 13, 2012	191,751	$31.01
Buy	Marcato II, LP	August 28, 2012	3,376	$32.62
Buy	Marcato International Master Fund, Ltd.	August 28, 2012	74,326	$32.62
Buy	Marcato, LP	August 28, 2012	10,912	$32.62
Buy	Marcato II, LP	August 29, 2012	205	$32.72
Buy	Marcato International Master Fund, Ltd.	August 29, 2012	3,484	$32.72
Buy	Marcato, LP	August 29, 2012	1,111	$32.72
Buy	Marcato II, LP	August 30, 2012	175	$33.01
Buy	Marcato International Master Fund, Ltd.	August 30, 2012	2,976	$33.01
Buy	Marcato, LP	August 30, 2012	949	$33.01
Buy	Marcato II, LP	August 31, 2012	1,126	$33.02
Buy	Marcato International Master Fund, Ltd.	August 31, 2012	18,577	$33.02
Buy	Marcato, LP	August 31, 2012	6,055	$33.02
Buy	Marcato II, LP	September 4, 2012	102	$33.47
Buy	Marcato International Master Fund, Ltd.	September 4, 2012	1,743	$33.47
Buy	Marcato, LP	September 4, 2012	555	$33.47
Purchase of Call Options	Corvex Master Fund LP	September 4, 2012	30,000(1)	$ 10.7181(2)
Sale of Put Options	Corvex Master Fund LP	September 4, 2012	30,000(3)	$0.01(4)

(1) Represents shares underlying American-style call options purchased in the over the counter market. These call options expire on August 30, 2013.

(2) This amount represents the cost of an applicable American-style call option to purchase one Share. The per share exercise price of these call options is $23.00.

(3) Represents shares underlying European-style put options sold in the over the counter market. These put options expire on the earlier of August 30, 2013 or the date on which the corresponding American-style call option described above in footnote 1 is exercised.

(4) This amount represents the proceeds received from an applicable European-style put option to sell one Share.  The per share exercise price of these put options is $23.00.